UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2022

VINCO VENTURES, INC.

(Exact name of registrant as specified in charter)

Nevada	001-38448	82-2199200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Address Not Applicable(1)	Address Not Applicable(1)
(Address of principal executive offices)	(Zip Code)

(866) 900-0992

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13©(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	BBIG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

(1) We are a remote-friendly company, with several hubs and locations for employees to collaborate. Accordingly, we do not maintain a headquarters. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended, stockholder communications required to be sent to our principal executive offices may be directed to the email address set forth in our proxy materials and/or identified on our investor relations website.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Events.

As previously reported by Vinco Ventures, Inc. (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 13, 2022, the Company and Hudson Bay Master Fund Ltd. (the “Holder”) entered into an Exchange Agreement on May 12, 2022 (the “Exchange Agreement”), whereby the parties agreed, among other things, that the Company shall obtain, no later than July 4, 2022 (the “Stockholder Meeting Deadline”), stockholder approval for the issuance of shares of common stock upon the exercise of outstanding warrants issued to the Holder pursuant to a Warrant Exercise Agreement dated November 11, 2021 (the “November WEA”, and the warrants issued thereunder, the “November Warrants”) and a Warrant Exercise Agreement dated December 20, 2021 (the “December WEA” and the warrants issued thereunder, the “December Warrants”).

Pursuant to the terms of the November WEA and December WEA, as amended pursuant to an Amendment Agreement, dated March 9, 2022, in the event that the Company fails to obtain stockholder approval providing for, among other things, an increase in the authorized number of shares of common stock of the Company to at least 400,000,000 by the Stockholder Meeting Deadline, the Holder has the right to deliver one or more notices (each an “Alternate Exercise Notice”) indicating that in lieu of the Company issuing shares of common stock to the Holder, the Company shall within one business day of receipt of such Alternate Exercise Notice, pay an aggregate cash amount to the Holder equal to the number of exercise shares specified in the Alternate Exercise Notice multiplied by (a) $0.65, in the case the November Warrants, or (b) $0.361, in the case of the December Warrants, in exchange for the cancellation of such number of warrant shares specified in the Alternate Exercise Notice.

In order to meet the stockholder approval requirements in the Exchange Agreement, the November WEA and the December WEA and its other business needs, the Company filed a definitive proxy statement on May 27, 2022 to hold a special stockholder meeting on July 1, 2022 to approve, among other proposals, a proposal to amend the Company’s Amended and Restated Articles of Incorporation to increase the number of its authorized shares of common stock from 250,000,000 to 750,000,000 (the “Stockholder Approval”).

As previously reported in the Company’s Current Report on Form 8-K filed with the SEC on June 30, 2022, the Company postponed the Special Meeting from July 1, 2022 until July 26, 2022, in order to provide additional time for the Company’s stockholders to consider and vote on the proposals to be acted upon at the Special Meeting. On July 5, 2022, the Holder submitted Alternate Exercise Notices to the Company with respect to (i) 14,500,000 exercise shares under the November Warrants, and (ii) 67,760,699 exercise shares under the December Warrants, for an aggregate payment equal to $33,886,612 (the “Warrant Payment”).

On July 6, 2022, the Company made the Warrant Payment, in cash, to the Holder pursuant to the Alternate Exercise Notices and, as a result, a total of 82,260,699 warrants held by the Holder were canceled. As a result of the Warrant Payment, the Company eliminated warrants which had an aggregate estimated fair value recorded as a derivative liability by the Company as of March 31, 2022 of $267,609,910.

As of the date of this Current Report, there remains an aggregate of 17,011,065 shares of common stock issuable upon exercise of outstanding warrants to purchase common stock of the Company, having a weighted average exercise price of $5.58 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 12, 2022

VINCO VENTURES, INC.

By:	/s/ Lisa King
Name:	Lisa King
Title:	Chief Executive Officer